EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sparta Commercial Services, Inc. (the “Company”) on Form 10-Q/A for the quarterly period ended January 31, 2011, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Anthony W. Adler, as Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  April 26, 2011

/s/ Anthony W. Adler
Anthony W. Adler
Principal Financial Officer